EXHIBIT 10.1

Cancellation of Management Board Member’s Service Agreement

Between

Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, represented by the supervisory board, in turn represented by its chairman, Dr. Alexander Dibelius

- hereinafter referred to as “Company” -

and

Dr. Jürgen Wunram, Am Heiddamm 21, 28355 Bremen
- the Company and Dr. Wunram hereinafter jointly referred to as the “Parties” and individually as a “Party” -

The Supervisory Board of the Company has reached an agreement with Dr. Wunram as chairman of the Management Board (Vorstand) to cancel his appointment as member of the Management Board and as chairman of the Management Board of the Company effective May 31, 2018, as well as to cancel the service agreement between the Company and Dr. Wunram dated September 21, 2010 in the form of the amendment dated December 20, 2017 (hereinafter “Anstellungsvertrag”), effective May 31, 2018.
In this regard, the Parties have signed the agreement concerning the cancellation of Dr. Wunram’s membership in the Management Board attached to this agreement as Annex 1.

With respect to the cancellation of the service agreement and the modalities of the cancellation of Dr. Wunram’s employment the Company and Dr. Wunram agree to the following:

§ 1
Termination of the employment agreement
The service agreement will be cancelled by mutual consent effective May 31, 2018 (hereinafter “Cancellation Date”).

§ 2
Remuneration
Up to the Cancellation Date, Dr. Wunram will receive the contractual monthly fixed remuneration, as well as the other monthly fringe benefits.
§ 3
Variable Remuneration
For the business year 2018, Dr. Wunram receives the contractual short-term variable remuneration (Management Bonus) which will be granted pro rata temporis and based on a 100 % achievement of all relevant targets. The Management Bonus (in the amount of EUR 229.605) shall be payable upon Termination Date. The claim arises upon signing of this agreement and therefore is heritable.

§ 4
Long-term Variable Remuneration
Long-term variable remuneration granted to Dr. Wunram do not lapse because of his withdrawal. In fact he can exercise the long-term variable remuneration according to the conditions of the respective plans.

§ 5
Travel Expenses, Advance Payments and Tax Advisory Expenses
Up to the Cancellation Date of the service agreement, Dr. Wunram’s travel expenses are to be reimbursed and payed out by the Company after verification.
Any travel or other advance payments, if any, will be offset against other payments to be made by the Company. To the extent this does not occur, Dr. Wunram has to pay back the advance payments. Corresponding repayment claims shall become due immediately. The Company will reimburse Dr. Wunram for tax advisory expenses according to § 4, (2) of his service agreement against receipt for the tax years 2017 and 2018.

§ 6
Vacation
The Parties agree that all vacation entitlements of Dr. Wunram have been fulfilled on Cancellation Date.

§ 7
Company Pension Scheme
Dr. Wunram’s existing entitlements to benefits under the company pension scheme remain preserved, subject to the conditions of the Act to Improve Occupational Pensions (Gesetz zur Verbesserung der betrieblichen Altersversorgung, BetrAVG). The annual contribution to Dr. Wunram’s pension scheme for the business year 2018 will be paid in the amount of EUR 100,000. After the cancellation of his employment agreement, the Company will provide Dr. Wunram a written information about the balance of his pension account in accordance with sec. 4a para. 1 BetrAVG.

§ 8
Mandates, Functions, Offices
Dr. Wunram shall resign from all mandates, functions and offices in companies associated with the Company according to sec. 15 et seq. German Stock Corporation Act (Aktiengesetz), including tendering his resignation from the Board of Directors Diebold Nixdorf, Incorporated (to be effective May 31, 2018), as soon as possible, but in no event later than three months after the Cancellation Date. Excepted from this is the curatorial membership in the Alme Pensions-Stiftung. The Company procures that the termination of those mandates, functions and offices will be registered and, if necessary, published in the relevant official registers, where required. Dr. Wunram will support to execute all required documentation required to effectuate such resignations.

§ 9
Trade and Business Secrets; Confidentiality
Dr. Wunram shall keep confidential all internal procedures, which he gained knowledge of, especially trade and business secrets, even after leaving the Company.

§ 10
Business and Work Documents as well as Work Equipment
At the latest on the Cancellation Date, Dr. Wunram will return all objects, data carriers, materials, business and work documents, as well as copies, if any, which relate to the business operation of the Company or associated companies and have been given to him by the Company or third parties. Any right to withhold (Zurückbehaltungsrecht) shall be excluded.

§ 11
Company car
At the latest on the Cancellation Date, Dr. Wunram will return his company car and all accessories to the leasing company. Until then, Dr. Wunram is allowed to use the company car at unchanged terms and conditions.

§ 12
Reference (Certificate)
At his request, the Company will provide Dr. Wunram with a favorable and qualified certificate without undue delay. The reference will be signed by the chairman of the Supervisory Board.

§ 13
Insurances
The insurances concluded by the Company in favor of Dr. Wunram respective his relatives in accordance with sec. 7 of the employment agreement will be terminated upon Cancellation Date. Differing from the foregoing, the Company commits itself, to maintain the protection of the of the existing or a - in scope and amount - comparable D&O Insurance for a 10 year period after the Cancellation Date, which comprises Dr. Wunram’s entire activity for the Company.
§ 14
Communication
A statement regarding Dr. Wunram’s withdrawal from the Company’s services will be published in the company and to the public. This statement is attached to this contract as Annex 2. The Company will ensure, that the Diebold Nixdorf Inc. will communicate the withdrawal of Dr. Wunram in the same way. The Company will ensure that no differing statements are made by the Company.

§ 15
Settlement Clause
To the knowledge of the Supervisory Board there is no indication regarding a breach of duty by Dr. Wunram. Furthermore, the Supervisory Board does not know about any other reasons why the discharge for the business year 2018 would have to be refused. If legally permissible, the Supervisory Board will propose the granting of the discharge to the general meeting.

The Parties agree, that as far as legally permissible, by fulfillment of this agreement all mutual claims resolution from the service agreement (irrespective of their nature but subject to discharge being granted) as well as claims potentially arising due to the cancellation, shall be deemed finally satisfied and settled. Especially claims for a severance payment according to § 9 (5) d of the “Anstellungsvertrag” and the continuation of the service agreement can no longer be asserted.

§ 16
Information, Inspection Rights
The Company will allow Dr. Wunram the inspection of documents and, if necessary, provide copies even after the Cancellation Date for the purpose of protection of his legitimate interests and for the purpose of defense against claims, which are asserted against him regarding his activity as a member of the Management Board.

§ 17
Information
Dr. Wunram confirms that he was given sufficient time to reconsider this agreement before signing and that he understands its content.
§ 18
Severability Clause
Should individual terms of this agreement be ineffective or lose their effectiveness due to later circumstances or should a loophole emerge in this agreement, the legal effectiveness of the other provisions is not affected. The invalid contractual provision shall be replaced or the loophole filled by mutual agreement by the Parties of an appropriate provision which comes as close as possible to what the Parties would have agreed, had they considered the point. Amendments and supplements to this agreement shall only made in writing only. This does not apply to individual agreements, which are entered into by the Parties after the conclusion of this agreement.

Paderborn, ___________________2018        Paderborn, _________________2018

___________________________________        _________________________________
Chairman of the Supervisory Board            Dr. Jürgen Wunram
of the Diebold Nixdorf AG

Annex 1
Agreement regarding the Cancellation of the Management Board Appointment

Between

Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, represented by the supervisory board, in turn represented by its chairman Dr. Alexander Dibelius

- hereinafter referred to as “Company” -

and

Dr. Jürgen Wunram, Am Heiddamm 21, 28355 Bremen

Dr. Wunram’s appointment as Member of the Management Board, as well as his appointment as Chairman of the Management Board of Diebold Nixdorf AG, registered with the Commercial Register (Handelsregister) of the local court of Paderborn (Amtsgericht Paderborn), under HRB 3507, is cancelled by mutual agreement effective May 31, 2018.

Paderborn, ___________________2018        Paderborn, _________________2018

___________________________________        _________________________________
Chairman of the Supervisory Board            Dr. Jürgen Wunram
of Diebold Nixdorf AG

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